Exhibit 10.2

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 (the “Amendment”) to that certain Employment Agreement (the "Agreement"), dated as of February 23, 2010, is entered into as of March 30, 2011, by and between China Advanced Construction Materials Group, Inc., a Delaware corporation (the "Company") and Jeremy Goodwin (the “Executive”) (collectively, the “Parties”). This amendment is effective for the duration of the Additional Term as defined in Section 2 of the Agreement, i.e. from Jan. 4, 2011 to Jan. 4, 2012.

WHEREAS, Section 17 of the Agreement provides that no provision of the Agreement may be modified, amended, waived or discharged unless such waiver, modification, amendment or discharge is agreed to in writing and signed by the Executive and such officer or director as may be designated by the Board of Directors;

WHEREAS, the undersigned officer has been designated by the Board of Directors to execute this Amendment; and

WHEREAS, the Company and the Executive have agreed to amend the Agreement as set forth in this Amendment;

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.            POSITION/DUTIES. Section 1 of the Agreement is hereby amended and restated as follows:

“1.          POSITION/DUTIES.

(a)     During the Employment Term (as defined in Section 2 below), the Executive shall serve as the President of the Company and, subject to Section 1(b) below, as the Chief Financial Officer of the Company.

(i)     In this capacity the Executive shall be responsible for leading the Company’s efforts in obtaining financing for the Company by way of one or more public offerings in the amounts and on the schedules requested by the Chief Executive Officer of the Company, including but not limited to overseeing underwriters, counsels and auditors, and preparing and/or reviewing requisite documentations in connection with such transactions, and shall perform certain investor relations activities as requested by the Chief Executive Officer.

(ii)     During the Additional Term (as defined in Section 2 of the Agreement):

(A)     On or before June 30, 2011, the Executive shall obtain at least one concrete project for the Company, as evidenced by a written agreement enforceable in the Peoples’ Republic of China and all applicable jurisdictions with terms reasonably acceptable to the Chief Executive Officer, that shall either (1) generate gross revenues to the Company of at least $5,000,000, or (2) provide for sale and delivery of at least 93,572 cubic meters of concrete. All concrete contracts derived from the Chen Lie relationship will be attributed toward fulfillment of this duty of the Executive and any cubic meter signed which exceeds the minimum requirement stated in this Amendment shall carry forward towards the fulfilling of any future annual minimums of the Executive.

(B)     In addition to the project referenced in subsection (A) above, the Executive shall obtain at least one additional concrete project for the Company, as evidenced by a written agreement enforceable in the Peoples’ Republic of China and all applicable jurisdictions with on terms reasonably acceptable to the Chief Executive Officer, that shall either (1) generate gross revenues to the Company of at least $5,500,000, or (2) provide for sale and delivery of at least 102,929 cubic meters of concrete. All concrete contracts derived from the Chen Lie relationship will be attributed toward fulfillment of this duty of the Executive and any cubic meter signed which exceeds the minimum requirement stated in this Amendment shall carry forward towards the fulfilling of any future annual minimums of the Executive.

(iii)     During the Term of Employment, the Executive shall be responsible for overseeing the Company’s interaction with outside legal counsel and overseeing Human Resource activities.

(iv)     The Executive shall establish and monitor the Company’s operating budget. For any Company contract to be signed on behalf of the Company, the Executive shall follow the written approval procedures agreed between the Executive and the CEO, as well as Company policy. The Executive shall be personally liable for signing any service contract binding the financial obligation of the company which has not first been pre-approved by the company in writing from the CEO.

(v)     The Executive shall provide a brief weekly report and a detailed monthly report to the CEO in form and content reasonably acceptable to the CEO. The Executive shall also provide a monthly work plan to the CEO in form and content reasonably acceptable to the CEO.

(vi)     Likewise, the Executive shall receive a brief weekly report and a detailed monthly report from the company Finance Department, Investor Relations Department, Internal Controls Department and Human Resources Department in form and content reasonably acceptable to the Executive. The company Finance Department, Investor Relations Department, Internal Controls Department and Human Resources Department shall also provide a monthly work plan to the Executive in form and content reasonably acceptable to the Executive.

(b)     During such time as the Executive serves as the Chief Financial Officer of the Company, the Executive’s duties shall include, in addition to the Executive’s duties as President:

(i)     working with the Company’s U.S. legal counsel and auditors to implement, monitor and oversee the Company’s accounting, reporting and financial controls, ongoing compliance with the requirements of the Sarbanes-Oxley Act, the Securities Act of 1933, the Securities Exchange Act of 1934, and the listing rules of the NASDAQ Global Market; and

(ii)     advising the Board of the Directors with respect to the Company’s internal controls and procedures, including disclosure controls and procedures.

Notwithstanding anything to the contrary herein, the Executive acknowledges that any termination of his position as Chief Financial Officer during the term hereof shall not, in any way, constitute a breach of this Agreement by the Company; provided that any such termination shall not reduce the compensation described in Section 3 hereof.

(c)     During the Employment Term, the Executive shall report directly to the Chief Executive Officer and the Board of Directors of the Company. The Executive shall obey the lawful directions of the Chief Executive Officer and the Board of Directors to whom the Executive reports and shall use his diligent efforts to promote the interests of the Company and to maintain and promote the reputation thereof.

(d)     During the Employment Term, the Executive shall maintain his residence in the United States or Hong Kong and shall be expected to travel extensively between and within China, Hong Kong and the United States and to spend significant time in Beijing, China as directed by the Chief Executive Officer. In the event that the Executive is required by the Chief Executive Officer to relocate his residence to Beijing, China at any time during the Employment Term, the Company shall provide the Executive with necessary allowance and full coverage of all the costs in connection with the relocation.

(e)     During the Employment Term, the Executive shall use his best efforts to perform his duties under this Agreement and shall devote all of his business time, energy and skill in the performance of his duties with the Company. The Executive shall not during the Employment Term (except as a representative of the Company) be directly or indirectly engaged or concerned in any other business activity, unless Executive notifies the Board in advance of Executive’s intent to engage in other paid or unpaid work, and receives the Board’s express written consent to do so. Notwithstanding the foregoing, it is understood that Executive shall be entitled to serve on the Board of Directors of other business organizations so long as such service does not constitute an actual or apparent conflict of interest, and so long as the consent of the Board (which shall not unreasonably be withheld) is obtained for such service; and provided further that the Board has consented to Executive’s continued service on the Boards of Directors and advisory boards set forth on Schedule 1(e) hereof. Nothing in this Section shall prohibit Executive from participating in social, civic or professional associations or engaging in passive outside investment activities which may require a limited portion of time and effort to manage, so long as such activities do not interfere with the performance of Executive’s duties hereunder nor compete, in any way, with the products or services offered by the Company.”

2.            COMPENSATION. Section 3 of the Agreement is hereby amended and restated as follows:

“3.           COMPENSATION.

(a)       Base Salary. In consideration of the services to be rendered hereunder, the Company hereby agrees to pay the Executive an initial annual base salary of $180,000 payable in equal semimonthly installments in accordance with the usual practice of the Company (the “Base Salary”). The Executive shall be entitled to an extra base salary of $18,000 upon the completion of the duties set forth in Sections 1(a)(ii) above. The Executive will be responsible for his own income tax payable to relevant federal and state authorities in the United States.

(b)       Restricted Stock Award.

(i)       Subject to the terms and conditions provided in this Agreement and the Restricted Stock Agreement between the Company and the Executive, during the Initial Term the Company agrees to grant the Executive, pursuant to the Company’s 2009 Equity Incentive Plan, 50,000 restricted shares of the common stock of the Company. The restricted shares granted hereby shall vest as follows:

(1)       12,500 shares shall vest on April 4, 2010;
(2)       12,500 shares shall vest on July 4, 2010;
(3)       12,500 shares shall vest on October 4, 2010; and
(4)       12,500 shares shall vest on January 4, 2011.

(ii)       Subject to the terms and conditions provided in this Agreement and the Restricted Stock Agreement between the Company and the Executive, during the Additional Term the Company agrees to grant the Executive, pursuant to the Company’s 2009 Equity Incentive Plan, 25,000 restricted shares of the common stock of the Company. The restricted shares granted hereby shall vest as follows:

(1)       12,500 shares shall vest on April 4, 2011; and (2)
(2)       12,500 shares shall vest on July 4, 2011.

In addition, the Executive shall be eligible for an additional award of up to 25,000 shares at the end of the Additional Term to be awarded at the discretion of the Board of Directors.

(c)       Stock Option Grant.

(i)        During the Initial Term, subject to the terms and conditions provided in this Agreement and the Stock Option Agreement between the Company and the Executive, the Company agrees to grant the Executive, pursuant to the Company’s 2009 Equity Incentive Plan, a stock option to purchase up to 100,000 shares of the common stock of the Company. The option shall have an exercise price of $5.38 and shall be exercisable on a cashless, or net exercise basis. The option granted hereby shall vest as follows:

(A)       35,000 shares shall vest on March 5, 2010 and 15,000 shares shall vest on March 31, 2010; provided, that the Board, or the Compensation Committee, may terminate or postpone the vesting with respect to such option shares if the Company fails to close public offerings during the first calendar quarter of 2010 in the amounts and on the schedule and terms reasonably requested by the Chief Executive Officer pursuant to Section 1(a)(i) hereof (“First Quarter Financings”); and

(B)       Up to 50,000 shares shall vest on July 15, 2010 as follows

(1)       10,000 of such shares shall vest if the Company closes public offerings during the second calendar quarter of 2010 of at least 20% of any target amount reasonably requested, on the schedules and terms reasonably requested by, the Chief Executive Officer pursuant to Section 1(a)(i) hereof, excluding the First Quarter Financings (the “Second Quarter Financings”);

(2)       20,000 of such shares shall vest if the Company closes at least 40% of the Second Quarter Financings;

(3)       30,000 of such shares shall vest if the Company closes at least 60% of the Second Quarter Financings;

(4)       40,000 of such shares shall vest if the Company closes at least 80% of the Second Quarter Financings; and

(5)       all 50,000 of such shares shall vest if the Company closes all of the Second Quarter Financings.

(ii)       During the Additional Term, subject to the terms and conditions provided in this Agreement and the Stock Option Agreement between the Company and the Executive, the Company agrees to grant the Executive, pursuant to the Company’s 2009 Equity Incentive Plan, a stock option to purchase up to 100,000 shares of the common stock of the Company. The option shall have an exercise price of $5.38 and shall be exercisable on a cashless, or net exercise basis. The option granted hereby shall vest as follows:

(A)       50,000 shares shall vest on April 30, 2011, subject to that the Company closes public offerings on or before April 15, 2011 in the amounts and on the schedule and terms reasonably requested by the Chief Executive Officer pursuant to Section 1(a)(i) hereof (“Initial 2011 Financing”); and

(B)       Up to 50,000 shares shall vest on November 15, 2011 as follows

(1)       10,000 of such shares shall vest if the Company closes public offerings on or before November 15, 2011 of at least 20% of any target amount reasonably requested, on the schedules and terms reasonably requested by, the Chief Executive Officer pursuant to Section 1(a)(i) hereof, excluding the Initial 2011 Financing (the “Secondary 2011 Financing”);

(2)       20,000 of such shares shall vest if the Company closes at least 40% of the Secondary 2011 Financing;

(3)       30,000 of such shares shall vest if the Company closes at least 60% of the Secondary 2011 Financing;

(4)       40,000 of such shares shall vest if the Company closes at least 80% of the Secondary 2011 Financing; and

(5)       all 50,000 of such shares shall vest if the Company closes all of the Secondary 2011 Financing.

(iii)       Notwithstanding the foregoing, if (A) the Executive obtains reasonable commitments of investment banks, placement agents and/or investors to provide financing by way of one or more securities offerings in the amounts and on the schedules and terms reasonably requested by the Chief Executive Officer, and such arrangements are rejected by the Chief Executive Officer or the Board, or (B) the Company fails to close such financings voluntarily, (C) any such financing is terminated as a result of a material breach of a material agreement by the Company or (D) or the Company does not meet the earnings or earnings per share milestones set by the Chief Executive Officer as conditions precedent for any such financings, then the vesting for such shares set forth above shall not be terminated or postponed. Any termination or deferral of vesting as set forth herein shall not be deemed to be “Good Reason” as defined below.”

3.        EMPLOYEE BENEFITS. Section 4(c) of the Agreement is hereby amended and restated as follows:

“(c)      Business and Entertainment Expenses. Upon presentation of appropriate documentation, the Executive shall be reimbursed (not to be reasonably withheld) for all reasonable and necessary business and entertainment expenses, including business related travel, lodging and meal expenses, incurred in connection with the performance of his duties hereunder, all in accordance with the Company's expense reimbursement policy applicable to senior executives whereby invoice or other reasonable proof of expenditure will be presented at time of reimbursement. Subject to the submission of a detailed expenditure plan, the Company may provide a cash advance to the Executive for travel expense. The Executive shall be personally liable for any expense spent in violation of this provision.”

4.        NO OTHER CHANGES. Except as expressly amended, modified or superseded hereby, the terms of the Agreement shall remain in full force and effect.

5.       SECTION HEADINGS AND INTERPRETATION. The section headings used in this Amendment are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Amendment. Expressions of inclusion used in this Amendment are to be understood as being without limitation.

6.       SEVERABILITY. The provisions of this Amendment shall be deemed severable and the invalidity of unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

7.       COUNTERPARTS. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Amendment.

8.       GOVERNING LAW AND VENUE. The validity, interpretation, construction and performance of this Amendment shall be governed by the laws of the State of New York without regard to its conflicts of law principles. The Parties agree irrevocably to submit to the exclusive jurisdiction of the courts located in New York, New York, for the purposes of any suit, action or other proceeding brought by any Party arising out of any breach of any of the provisions of this Amendment and hereby waive, and agree not to assert by way of motion, as a defense or otherwise, in any such suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that the provisions of this Amendment may not be enforced in or by such courts.

9.       ENTIRE AGREEMENT. This Amendment and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter and no party shall be liable or bound to any other party in any manner by any written or oral representations, warranties or covenants except as specifically set forth herein or therein.

10.       WAIVER AND AMENDMENT. No provision of this Amendment may be modified, amended, waived or discharged unless such waiver, modification, amendment or discharge is agreed to in writing and signed by the Executive and such officer or director as may be designated by the Board. No waiver by either Party at any time of any breach by the other Party hereto of, or compliance with, any condition or provision of this Amendment to be performed by such other Party shall be deemed a waiver or similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

11.       AUTHORITY AND NON-CONTRAVENTION. The Executive represents and warrants to the Company that he has the legal right to enter into this Amendment and to perform all of the obligations on his part to be performed hereunder in accordance with its terms and that he is not a party to any agreement or understanding, written or oral, which could prevent him form entering into this Amendment or performing all of his obligations hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

/s/ Xianfu Han
By: Xianfu Han
Title: Chief Executive Officer

EXECUTIVE

/s/ Jeremy Goodwin
By: Jeremy Goodwin

SCHEDULE 1(e)
Boards of Directors and Advisory Boards

Sino Green Land Corporation (OTCBB: SGLA.OB)

L&L Energy Inc. (Nasdaq: LLEN)

S - 1